SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2020

Black Rock Petroleum Company

(Exact name of registrant as specified in its charter)

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54745 (Commission File Number)	TBA (I.R.S. Employer Identification No.)

108 2559 Parkview Lane
Port Coquitlam, BC V3C6M1
(Address of principal executive offices)

778-814-7729

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Black Rock Petroleum announces Torrance California Oilfield Acquisition

Black Rock Petroleum Company (OTC: BKRP), a Nevada corporation, announced today it has executed a contract to acquire 100% ownership of Torrance Petroleum Co, a Wyoming entity that holds a 520 Acre California Oilfield in the Monterey Shale .Torrance Petroleum will become a wholly owned subsidiary of BKRP, via a transaction that has been structured as a stock-for-stock Exchange. The oil field will now be BKRP’S core focus. Philip Andrews a Irish Citizen and experienced oil and gas executive has been named Managing Director, and he will oversee the permitting and drilling plans of the 520 Acre Development with plans for ten initial wells to be drilled to bring the field into production, he will also be seeking additional potential oil and gas opportunities in USA and internationally for BKRP to acquire as part of its rapid expansion plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Rock Petroleum Company

/s/ Zoltan Nagy

Zoltan Nagy

Chief Executive Officer

Date: December 3, 2020